CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND

CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the accompanying Quarterly Report on Form 10-QSB of Davi Skin, Inc.  for the quarter ended September 30, 2005, I certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge, that:

(1)     the Quarterly Report on Form 10-QSB of Davi Skin, Inc.  for the quarter ended September 30, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)     the information contained in the Quarterly Report on Form 10-QSB for the quarter ended September 30, 2005, fairly presents in all material respects, the financial condition and results of operations of Davi Skin, Inc.

/s/ Joseph Spellman
Name:	Joseph Spellman
Title:	Principal Executive Officer
/s/ Margaret Robley
Name:	Margaret Robley
Title:	Chief Financial Officer
Date:	November 21, 2005